EXHIBIT 25.3


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM T-1


                          STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939
               OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
               OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ___


                               --------------

                     THE FIRST NATIONAL BANK OF CHICAGO
            (Exact name of trustee as specified in its charter)


A National Banking Association                          36-0899825
                                                       (I.R.S. employer
                                                       identification number)

One First National Plaza, Chicago, Illinois             60670-0126
     (Address of principal executive offices)           (Zip Code)

                     The First National Bank of Chicago
                    One First National Plaza, Suite 0286
                        Chicago, Illinois 60670-0286
           Attn: Lynn A. Goldstein, Law Department (312) 732-6919
         (Name, address and telephone number of agent for service)

                            RITE AID CORPORATION
            (Exact name of obligors as specified in its charter)

               Delaware                                 Applied for
        (State or other jurisdiction of               (I.R.S. employer
        incorporation or organization)                identification number)

30 Hunter Lane                                             17011
Camp Hill, Pennsylvania                                   (Zip Code)
(Address of principal executive offices)

         Guarantee of Preferred Securities of Rite Aid Financing I
         Guarantee of Preferred Securities of Rite Aid Financing II
        Guarantee of Preferred Securities of Rite Aid Financing III
         Guarantee of Preferred Securities of Rite Aid Financing IV
                      (Title of Indenture Securities)




Item 1. General Information. Furnish the following information as to the trustee:

               (a) Name and address of each examining or supervising authority to which it is subject.

               Comptroller of Currency, Washington, D.C.:
               Federal Deposit Insurance Corporation,
               Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

               (b) Whether it is authorized to exercise corporate trust powers.

               The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

               No such affiliation exists with the trustee.

Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

               1. A copy of the articles of association of
                  the trustee now in effect.*

               2. A copy of the certificates of authority of the trustee to commence business.*

               3. A copy of the authorization of the trustee to exercise
                  corporate trust powers.*

               4. A copy of the existing by-laws of the trustee.*

               5. Not applicable.

               6. The consent of the trustee required by Section 321(b) of the Act.

               7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

               8. Not Applicable.

               9. Not Applicable.


Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 13th day of January, 1999.


               The First National Bank of Chicago,
               Trustee


               By \s\  Ronald J. Bruner
                  ----------------------
                  Ronald J. Bruner
                  Vice President






* Exhibit 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25 to the Registration Statement on Form S-3 of U S WEST Capital Funding, Inc., filed with the Securities and Exchange Commission on May 6, 1998 (Registration No. 333-51907-01).



                                 EXHIBIT 6


                    THE CONSENT OF THE TRUSTEE REQUIRED
                        BY SECTION 321(b) OF THE ACT



                                                   January 13, 1999



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of the Guarantee Agreements of Rite Aid Corporation of the Preferred Securities of Rite Aid Financing I, II, III, and IV, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Verty truly yours,

                                    The First National Bank of Chicago



                               By:  \s\  Ronald J. Bruner
                                    -------------------------
                                         Ronald J. Bruner
                                         Vice President




                                 EXHIBIT 7


Legal Title of Bank:   The First National Bank of Chicago     Call Date:  09/30/98  ST-BK: 17-1630 FFIEC 031
Address:               One First National Plaza, Ste 0460                                  Page RC-1
City, State, Zip:      Chicago, IL  60670
FDIC Certificate No.:  0/3/6/1/8


Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.


Schedule RC-Balance Sheet


                                                            Dollar Amounts in thousands       C400
                                                                                           -----------
                                                            RCFD         BIL MIL THOU
                                                            ----         ------------

ASSETS
1.     Cash and balances due from depository
       institutions (from Schedule RC-A):                   RCFD
                                                            ----
       a.  Noninterest-bearing balances and currency
       and coin(1).....................................     0081           4,898,646            1.a
       b.  Interest-bearing balances(2)............ .       0071           4,612,143            1.b
2.     Securities
       a.  Held-to-maturity securities (from Schedule
       RC-B, column A).................................     1754                   0            2.a
       b.  Available-for-sale securities (from
       Schedule RC-B, column D)........................     1773           9,817,318            2.b
3.     Federal funds sold and securities purchased
       under agreements to resell......................     1350           6,071,229            3.
4. Loans and lease financing receivables:                   RCFD
       a.  Loans and leases, net of unearned income         ----
       (from Schedule RC-C)............................     2122          26,327,215            4.a
       b.  LESS:  Allowance for loan and lease losses..     3123             412,850            4.b
       c.  LESS:  Allocated transfer risk reserve......     3128                   0            4.c
       d.  Loans and leases, net of unearned income,        RCFD
       allowance, and reserve (item 4.a                     ----
       minus 4.b and 4.c)..............................     2125          25,914,365            4.d
5.     Trading assets (from Schedule RD-D).............     3545           6,924,064            5.
6.     Premises and fixed assets (including
       capitalized leases).............................     2145             731,747            6.
7.     Other real estate owned (from Schedule RC-M)....     2150               6,424            7.
8.     Investments in unconsolidated subsidiaries and
       associated companies (from
       Schedule RC-M)..................................     2130             153,385            8.
9.     Customers' liability to this bank on
       acceptances outstanding.........................     2155             352,324            9.
10.    Intangible assets (from Schedule RC-M)..........     2143             295,823           10.
11.    Other assets (from Schedule RC-F)...............     2160           2,193,803           11.
12.    Total assets (sum of items 1 through 11)........     2170          61,971,271           12.


-------------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.




Legal Title of Bank:   The First National Bank of Chicago  Call Date:  09/30/98 ST-BK: 17-1630 FFIEC 031
Address:               One First National Plaza, Ste 0460                                     Page RC-2
City, State, Zip:      Chicago, IL  60670
FDIC Certificate No.:  0/3/6/1/8


Schedule RC-Continued



                                                                       Dollar Amounts in
                                                                           Thousands
                                                                       -----------------

LIABILITIES
13.    Deposits:
       a.  In domestic offices (sum of totals of              RCON
       columns A and C from Schedule                          ----
       RC-E,  part I).............................            2200         20,965,124          13.a
       (1)  Noninterest-bearing(1)................            6631          9,191,662          13.a1
       (2)  Interest-bearing......................            6636         11,773,462          13.a2

       b.  In foreign offices, Edge and Agreement             RCFN
       subsidiaries, and IBFs (from                           ----
       Schedule RC-E, part II)....................            2200         15,912,956          13.b
       (1)  Noninterest bearing...................            6631            475,182          13.b1
       (2)  Interest-bearing......................            6636         15,437,774          13.b2
14.    Federal funds purchased and securities
       sold under agreements to repurchase:                   RCFD 2800     4,245,925          14
15.    a.  Demand notes issued to the U.S.
       Treasury...................................            RCON 2840       359,381          15.a
       b.  Trading Liabilities (from Schedule
       RC-D)......................................            RCFD 3548     5,614,049          15.b

16.    Other borrowed money:                                  RCFD
       a.  With original maturity of one year or              ----
       less.......................................            2332          4,603,402          16.a
       b.  With original maturity of more than
       one year...................................            A547            328,001          16.b
       c.  With original maturity of more than
       three years................................            A548            324,984          16.c

17.    Not applicable
18.    Bank's liability on acceptance executed
       and outstanding............................            2920            352,324          18.
19.    Subordinated notes and debentures..........            3200          2,400,000          19.
20.    Other liabilities (from Schedule RC-G).....            2930          1,833,935          20.
21.    Total liabilities (sum of items 13 through
       20)........................................            2948         56,940,081          21.
22.    Not applicable
EQUITY CAPITAL
23.    Perpetual preferred stock and related
       surplus....................................            3838                  0          23.
24.    Common stock...............................            3230            200,858          24.
25.    Surplus (excludes all surplus related to
       preferred stock)...........................            3839          3,192,857          25.
26.    a.  Undivided profits and capital reserves.            3632          1,614,511          26.a
       b.  Net unrealized holding gains (losses)
       on available-for-sale securities...........            8434             27,815          26.b
27.    Cumulative foreign currency translation
       adjustments................................            3284            (4,851)          27.
28.    Total equity capital (sum of items 23
       through 27)................................            3210          5,031,190          28.
29.    Total liabilities, limited-life preferred
       stock, and equity capital (sum of
       items 21, 22, and 28)......................            3300         61,971,271          29.

Memorandum
To be reported only with the March Report of Condition.
1.     Indicate in the box at the right the
       number of the statement below that
       best describes the most comprehensive
       level of auditing work performed
       for the bank by independent external                   ---------  Number
       auditors as of any date during 1996........  6724RCFD  | N/A   |    M.1.
                                                              ---------


  -------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.


1  =  Independent audit of the bank conducted      4  =  Directors' examination of the bank
      in accordance with generally accepted              performed by other external auditors
      auditing standards by a certified                  (may be required by state chartering
      public accounting firm which submits a             authority)
      report on the bank                           5  =  Review of the bank's financial
2  =  Independent audit of the bank's parent             statements by external auditors
      holding company conducted in accordance      6  =  Compilation of the bank's financial
      with generally accepted auditing                   statements by external auditors
      standards by a certified public              7  =  Other audit procedures (excluding tax
      accounting firm which submits a report             preparation work)
      on the consolidated holding company          8  =  No external audit work
      (but not on the bank separately)
3  =  Directors' examination of the bank
      conducted in accordance with generally
      accepted auditing standards by a
      certified public accounting firm (may
      be required by state chartering
      authority)


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